Exhibit 24.1

POWER OF ATTORNEY
KNOW ALL MEN BY THESE PRESENTS, that the undersigned directors and officers of American Capital Mortgage Investment Corp., a corporation organized under the laws of the state of Maryland (the “Corporation”), hereby constitute and appoint John R. Erickson, Samuel A. Flax and Cydonii V. Fairfax and each of them (with full power to each of them to act alone), his/her true and lawful attorneys-in-fact and agents for him/her and on his/her behalf and in his/her name, place and stead, in all cases with full power of substitution and resubstitution, in any hand and all capacities, to sign, execute and affix his/her seal to and file with the Securities and Exchange Commission (or any other governmental or regulatory authority) the Corporation's Form S-3 Registration Statement, and all amendments or supplements thereto with all exhibits and any and all documents required to be filed with respect thereto, and grants to each of them full power and authority to do and to perform each and every act and thing requisite and necessary to be done in and about the premises in order to effectuate the same as fully and to all intents and purposes as he/she might or could do if personally present, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, may lawfully do or cause to be done by virtue hereof.
IN WITNESS WHEREOF, each of the undersigned directors and/or officers has hereunto set his/her hand and seal, as of the date specified.

AMERICAN CAPITAL MORTGAGE INVESTMENT CORP.

Dated: June 15, 2015	/s/ Malon Wilkus
Malon Wilkus
Chair and Chief Executive Officer

Signature	Title	Date

/s/ Malon Wilkus	Director, Chair and Chief Executive Officer	June 15, 2015
Malon Wilkus	(Principal Executive Officer)

/s/ John R. Erickson	Director, Executive Vice President and Chief	June 15, 2015
John R. Erickson	Financial Officer (Principal Accounting and Financial Officer)

/s/ Robert M. Couch	Director	June 15, 2015
Robert M. Couch

/s/ Morris A. Davis	Director	June 15, 2015
Morris A. Davis

/s/ Randolph E. Dobbs	Director	June 15, 2015
Randolph E. Dobbs

/s/ Samuel A. Flax	Director	June 15, 2015
Samuel A. Flax

/s/ Larry K. Harvey	Director	June 15, 2015
Larry K. Harvey

/s/ Prue B. Larocca	Director	June 15, 2015
Prue B. Larocca

/s/ Alvin N. Puryear	Director	June 15, 2015
Alvin N. Puryear